UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 29, 2009 tw telecom inc.
(Exact name of registrant as specified in its charter)

Delaware	0-30218	84-1500624
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10475 Park Meadows Drive
Littleton, Colorado 80124
(Address of principal executive offices) (Zip Code)

(303) 566-1000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.          Other Events.

                           On January 29, 2009 the Board of Directors (the “Board”) of tw telecom inc., a Delaware corporation (the “Company”), adopted procedures pursuant to the Rights Agreement between the Company and Wells Fargo Bank, N.A., dated as of January 20, 2009 (the “Rights Agreement”) for determining that a Person is an Exempt Person with respect to acquisitions of Beneficial Ownership (as such terms are defined in the Rights Agreement) of shares of the Company’s common stock (the “Common Shares”).

                           Under Section 1(l) of the Rights Agreement, the Board in its sole discretion may determine that certain Persons acquiring Beneficial Ownership of Common Shares in a manner that will not jeopardize or endanger the availability to the Company of any income tax benefit or that is otherwise in the best interests of the Company shall be Exempt Persons with respect to such acquisitions of Beneficial Ownership.

                           Pursuant to this Section 1(l), the Board has resolved that a Person will be an Exempt Person with respect to any acquisition of Beneficial Ownership of Common Shares if and to the extent that the Company in reliance upon its outside tax advisors determines that such acquisition will not result in (1) the creation of a “5-percent shareholder” of the Company (a “5-percent Stockholder”) within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended (“Section 382”), including Section 1.382-2T(g) of the Treasury Regulations, or any successor thereto, or (2) an increase in the ownership of Common Shares of any 5-percent Stockholder, determined in accordance with and under the provisions of Section 382 and the Treasury Regulations thereunder and compared to such 5-percent Stockholder’s lowest ownership of Common Shares since January 20, 2009, of one half of one percent (0.5%) or more of the outstanding Common Shares.

                           The Board also authorized and directed the officers of the Company, on behalf of the Company and the Board, to make determinations in reliance on the analysis of the Company’s outside tax advisors as to whether an acquisition of Beneficial Ownership of Common Shares meets the criteria set forth above, and to confirm that a Person is an Exempt Person pursuant to the Rights Agreement with respect to acquisitions of Beneficial Ownership of Common Shares meeting such criteria, subject to such terms and conditions as such officers may find appropriate.

                           In accordance with these resolutions, on January 30, 2009, the Company made an Exempt Person determination as to proposed acquisitions of Beneficial Ownership of Common Shares by one of its shareholders meeting the foregoing criteria, and issued a confirmation letter in the form attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements, Pro Forma Financial Information and Exhibits
(a)	Financial statements of businesses acquired.
Not applicable.
(b)	Pro forma financial information.

Not applicable.
(c)	Shell company transactions.
Not applicable.
(d)	Exhibits.	The following exhibits are filed as part of this report:
	99.1	Form of Letter Agreement of Exempt Person.

SIGNATURE

                           Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 30, 2009

tw telecom inc.

By: /s/ Paul B. Jones
Name:	Paul B. Jones
Title:	Executive Vice President and
General Counsel

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Form of Letter Agreement of Exempt Person.